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                                                                     EXHIBIT 1.2


                               ESCROW INSTRUCTIONS

         These Escrow Instructions are given by comstar.net, inc., a Georgia corporation (the "Company") and Scott & Stringfellow, Inc., a Virginia corporation and SunTrust Equitable Securities Corporation, a [______________] corporation (the "Placement Agents"), to Branch Banking & Trust Company, a national banking association ("Escrow Holder").

         1. OFFERING: The Company desires to offer to subscribers for Minimum Subscriptions (as defined Section 5(a) below) its investment units, consisting of a Series 1999 Convertible Note and a Stock Purchase Warrant (the "Units"), at a price per unit of $50,000 (or such other price as specified by the Company or the Placement Agents), as more particularly set forth in a Registration Statement on Form S-1 (Reg. No. 333-_____) filed with the Securities and Exchange Commission (the "Registration Statement"), a copy of which has been delivered to Escrow Holder. Escrow Holder is not to be concerned with the Registration Statement, except as specifically set forth below.

         2. ESTABLISHMENT OF THE ESCROW: Escrow Holder will open one or more escrow accounts (the "Escrow"), and either the Company or the Placement Agents, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, will deliver to Escrow Holder from time to time for deposit into the Escrow the full amount of each payment received from each subscriber (the "Subscription Price"), together with the name, address and taxpayer identification number of such subscriber, the number of shares subscribed for and the amount paid therefor and an I.R.S. Form W-9 completed and executed by each subscriber. Escrow Holder shall have no obligation to accept monies, documents or instructions from any party other than the Company with respect to the Escrow. All monies so deposited will be in the form of a subscriber's personal check in favor of "Branch Banking & Trust Company - comstar.net, inc." or by wire transfer. Should any such check be returned to Escrow Holder as uncollectable for any reason, Escrow Holder will charge the amount of such unpaid check to Escrow, notify the Company of the amount of such return check, the name of the subscriber and the reason for return, and hold such check subject to further instructions from the Company or the Placement Agents. Escrow Holder will hold all monies and other property in the escrow free from any lien, claim or offset, except as set forth herein, and such monies and other property shall not become the property of the Company, nor subject to the debts thereof, unless the conditions set forth in these instructions to disbursement of such monies to the Company have been fully satisfied.

         3. INVESTMENT: All funds will be held by Escrow Holder in a Money Market Investment Account bearing interest at Escrow Holder's then applicable rate. No funds will earn interest until Escrow Holder receives an I.R.S. Form W-9 completed and executed by the Company and the subscriber's check has been collected in good funds.

         4. (a) CANCELLATION BY THE COMPANY: The Company may reject or cancel any subscription in whole or in part. If the Subscription Price for such rejected or cancelled subscription has been delivered to Escrow Holder, the Company will inform Escrow


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Holder of the rejection or cancellation, and Escrow Holder upon receiving such notice will refund to the subscriber the Subscription Price.

            (b) CANCELLATION BY SUBSCRIBERS: All Subscriptions are irrevocable, and no subscriber will have any right to cancel or rescind the subscription, except as required under the law of any jurisdiction in which the shares are sold.

         5. CLOSING: The Escrow will remain open and the Escrow Holder will continue to receive subscriptions until the earliest to occur of the following (the "Closing Date"): (a) the effective date for closing of the Escrow set forth in a written instruction from the Company and the Placement Agents to the Escrow Holder after the Escrow Holder has received aggregate Subscription Prices for at least $4,000,000 in Units ("Minimum Subscriptions"); or (b) December 31, 1999. On the Closing Date, the Escrow Holder will disburse all monies, instruments and other documents in the Escrow to the Company or as otherwise instructed by the Company. If the Minimum Subscriptions have not been received by the Escrow Holder or the Escrow Holder receives written notice from the Company or the Placement Agents that the offering has been terminated prior to Closing, the Escrow Holder will refund all the monies in the Escrow, to the subscribers without further notice to the Company. Under no circumstances will Escrow Holder be required to disburse any monies until the check therefor has been collected in good funds.

         6. INSTRUCTIONS AND AMENDMENTS: All notices and instructions to Escrow Holder must be in writing and may be delivered personally or mailed, certified or registered mail, return receipt requested, addressed to Branch Banking & Trust Company, 110 South Stratford Road, Suite 301, Winston-Salem, NC 27104,
Attention: Mark Redmond. All such notices and instructions will be deemed given when received by Escrow Holder, as shown on the receipt therefor. All Instructions from the Company will be signed by J. Cary Howell or Chris Martin and all instructions from the Placement Agents will be signed by _______ or ___________. Unless otherwise provided herein, these instructions may be amended or further instructions given only to the extent that such amendments or instructions are consistent with, and do not add materially to, the description of the Escrow contained in the Registration Statement, unless consented to in writing by all subscribers whose Subscription Prices have been received by Escrow Holder therefore and unless disclosed to all subscribers thereafter.

         7. FEES: Escrow Holder shall be entitled to an initial, non refundable, set-up fee of $______ payable concurrently with its acceptance, and upon opening of this Escrow, plus actual expenses incurred in performing its duties hereunder. The Company or the Placement Agents will pay Escrow Holder's fees and expenses provided that upon the close of the escrow, Escrow Holder may withhold from any amounts disbursed to the Company the amount of its then earned but unpaid fees and expenses. Fees will be charged pursuant to the fee schedule attached hereto and incorporated herein by reference.


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         8. EXCULPATION: Escrow Holder will not be liable for:

            (a) The genuineness, sufficiency, correctness as to form, manner of execution or validity of any instrument deposited in the Escrow, nor the identity, authority or rights of any person executing the same.

            (b) Any misrepresentation or omission in the Registration Statement or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein; or

            (c) The failure of the Company to transmit, or any delay in transmitting any subscriber's Subscription Price to Escrow Holder.

Escrow Holder's duties hereunder shall be limited to the safekeeping of monies, instruments or other documents received by the Escrow Holder into the Escrow, and for the disposition of same in accordance with this Escrow Agreement and any further instructions pursuant to this Escrow Agreement.

         9. INTERPLEADER: In the event conflicting demands are made or notices served upon Escrow Holder with respect to the Escrow, Escrow Holder shall have the absolute right at its election to do either or both of the following:

            (a) Withhold and stop all further proceedings in, and performance of, this escrow; or

            (b) File a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves.

In the event such interpleader suit is brought, Escrow Holder shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay Escrow Holder all costs, expenses and reasonable attorney's fees expended or incurred by Escrow Holder, (or allocable to its in-house counsel), the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

         10. INDEMNITY: The Company further agrees to pay on demand, and to indemnify and hold Escrow Holder harmless from and against, all cost, damages, judgments, attorney's fees, expenses, obligations and liabilities of any kind or nature which, in good faith, Escrow Holder may incur or sustain in connection with or arising out of the Escrow other than such that arise as a result of the Escrow Holder's gross negligence or willful misconduct, and Escrow Holder is hereby given a lien upon all the rights, titles, interest of the Company in monies and other property deposited in the Escrow, to protect Escrow Holder's rights to indemnity and to indemnify and reimburse Escrow Holder under these Escrow Instructions.


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         11. RESIGNATION OF ESCROW HOLDER: Escrow Holder may resign herefrom upon thirty (30) days' written notice to the Company and shall thereupon be fully released from any obligation to perform any further duties imposed upon it hereunder; provided that a replacement escrow holder shall have been appointed by the Company. Escrow Holder will transfer all files and records relating to the Escrow to any successor escrow holder upon receipt of a copy of executed escrow instructions designating such successor.

         12. FACSIMILE: The Company agrees that Escrow Holder may, but need not, honor and follow instructions, amendments or other orders ("orders") which shall be provided by telephone facsimile transmission ("faxed") to Escrow Holder in connection with this escrow and may act thereon without further inquiry and regardless of by whom or by what means the actual or purported signature of the Company may have been affixed thereto if such signature in Escrow Holder's sole judgment resembles the signature of the Company. The Company indemnifies and holds Escrow Holder free and harmless from any and all liability, suits, claims or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful or unauthorized faxed order. The Company agrees to pay all attorney fees and cost incurred by Escrow Holder (or allocable to its in-house counsel), in connection with said claim(s).

        13. OTHER:

            (a) Time is of the essence of these and all additional or changed instructions.

            (b) These Escrow Instructions may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

            (c) These Escrow Instructions shall be governed by, and shall be construed according to, the laws of the State of Georgia.

            (d) The Company will not make any reference to Branch Banking & Trust Company in connection with the Offering except with respect to its role as Escrow Holder hereunder, and in no event will the Company state or imply the Escrow Holder has investigated or endorsed the offering in any manner whatsoever.


                  [Remainder of Page Intentionally Left Blank.]


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         IN WITNESS WHEREOF, The parties have executed these Escrow Instructions as of the date set forth besides such parties' signature below.


                                    "COMPANY"
                                    comstar.net, inc., a Georgia corporation

                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------
                                    Date:
                                         -----------------------
                                    Address: 2812 Spring Road, Suite 210
                                                Atlanta, Georgia  30339
                                    Phone Number:       (770) 485-6000
                                    Fax Number:         (770) 486-6100


                                    "PLACEMENT AGENTS"
                                    Scott & Stringfellow, Inc., a Virginia
                                    corporation

                                    By:
                                       ----------------------------------------
                                    Its
                                       ----------------------------------------
                                    Date:
                                         --------------------------------------
                                    Address:
                                            -----------------------------------

                                    Phone Number:       (___) ___-______
                                    Fax Number:         (___) ___-______


                                    SunTrust Equitable Securities Corporation,
                                      a ______________ corporation

                                    By:
                                       ----------------------------------------
                                    Its
                                       ----------------------------------------
                                    Date:
                                         --------------------------------------
                                    Address:
                                            -----------------------------------

                                            -----------------------------------
                                    Phone Number:       (___) ___-______
                                    Fax Number:         (___) ___-______


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                                  "ESCROW HOLDER"
                                  Branch Banking & Trust Company,
                                  a national banking association

                                  By:
                                     ------------------------------------
                                  Its:
                                      -----------------------------------
                                  Date:
                                       -----------------------
                                  Address: 110 South Stratford Road, Suite 301
                                              Winston-Salem, NC  27104
                                  Phone Number:       (336) 733-3242
                                  Fax Number:         (___) ___-_____

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